UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2010

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1551 Wewatta Street

Denver, CO 80202

(Addresses of Principal Executive Offices, including Zip Code)

(303) 405-2100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

On April 30, 2010, DaVita Inc. (the “Company”) notified The Bank of New York Trust Company, N.A. (the “Trustee”) that the Company had elected to exercise its option to redeem on June 7, 2010 (the “Redemption Date”) an aggregate principal amount of $200,000,000 of the aggregate principal amount outstanding of $900,000,000 of its 6-5/8% Senior Notes due 2013 (the “Notes”), in accordance with the the terms of the Indenture (the “Indenture”), dated as of March 22, 2005, among the Company, as Issuer, the subsidiary guarantors named therein, as Guarantors, and the Trustee, as trustee.

On May 7, 2010, the Company issued a press release announcing that it will redeem the Notes on the Redemption Date, and the Trustee provided a Notice of Redemption to the holders of the Notes. In accordance with the terms of the Indenture, the redemption price for the Notes will be 101.656% of the principal amount of the redeemed Notes, plus accrued and unpaid interest. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K, and a copy of the Notice of Redemption is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release announcing redemption.

99.2	Notice of Redemption for $200,000,000 of DaVita Inc.’s 6-5/8% Senior Notes due 2013.

The Exhibits attached to this Form 8-K are furnished for informational purposes only and are not to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall the attached Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVITA INC.

Date: May 7, 2010	By:	/s/ Kim M. Rivera
Kim M. Rivera
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release announcing redemption.

99.2	Notice of Redemption for $200,000,000 of DaVita Inc.’s 6-5/8% Senior Notes due 2013.

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